  As filed with the Securities and Exchange Commission on September 14, 2001

                                                   Registration No.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           WIRE ONE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   5065                                77-0312442
(State or other jurisdiction of           (Primary Standard Industrial                 (I.R.S. Employer
incorporation or organization)            Classification Code Number)              Identification Number)

                                 225 Long Avenue
                           Hillside, New Jersey 07205
                                 (973) 282-2000

              (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                                 ---------------

                                  Richard Reiss
                      President and Chief Executive Officer
                           Wire One Technologies, Inc.
                                 225 Long Avenue
                           Hillside, New Jersey 07205
                                 (973) 282-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
       Jonathan Birkhahn                           Michael J.W. Rennock, Esq.
Executive VP Business Affairs                       Morrison & Foerster LLP
      and General Counsel                         1290 Avenue of the Americas
Wire One Technologies, Inc.                        New York, New York 10104
      225 Long Avenue                                  (212) 468-8000
Hillside, New Jersey 07205
     (973) 282-2000

     Approximate Date of Commencement of Proposed Sale of the Securities to the
Public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )


                         CALCULATION OF REGISTRATION FEE

=========================================== ================ ==================== ==================== ===============
                                               Amount to      Proposed Maximum     Proposed Maximum      Amount of
Title of Each Class of                       be Registered     Offering Price      Aggregate Offering   Registration
Securities to be Registered(1)                    (2)           Per Unit (2)        Price (2)(5)(6)         Fee
------------------------------------------- ---------------- -------------------- -------------------- ---------------
Common Stock, $0.0001 par value per share (3)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.0001 par value per
share (4)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Warrants
----------------------------------------------------------------------------------------------------------------------
Total                                                                                 $30,000,000        $7,500
======================================================================================================================

(1) These offered securities may be sold separately, together or as units with other offered securities.

(2) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3) Also includes such presently indeterminate number of shares of common stock as may be issued (a) upon conversion of or exchange for any preferred stock that provide for conversion into common stock or (b) upon exercise of warrants to purchase shares of common stock.

(4) Also includes such presently indeterminate number of preferred stock as may be issued upon exercise of warrants to purchase preferred stock.

(5) Such indeterminate number or amount of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $30,000,000.

(6)  Estimated solely for purposes of calculating the registration fee.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                 PRELIMINARY PROSPECTUS -- SUBJECT TO COMPLETION,
                            DATED SEPTEMBER 14, 2001




                                   $30,000,000



                                 [Wire One Logo]




                                  Common Stock
                                 Preferred Stock
                                    Warrants

     We may offer and sell from time to time shares of common stock, shares of preferred stock or warrants to purchase shares of common stock or preferred stock. We will provide the specific terms of the offering and sale of these securities in one or more supplements to this prospectus. In the case of preferred stock, these terms will include, as applicable, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights. In the case of common stock, these terms will include the aggregate number of shares offered. In the case of warrants, these terms will include the duration, offering price, exercise price and detachability.

     We may sell any combination of the above described securities, in one or more offerings, up to a total aggregate public offering price of $30,000,000.

     We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.

     Our common stock is quoted on the Nasdaq National Market under the symbol "WONE". On September 10, 2001, the last reported sale price for the common stock on the Nasdaq National Market was $4.28 per share.

     Investment in the securities being offered involves risks. See "Risk Factors" beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


            The date of this prospectus is                 , 2001.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange commission makes the registration statement that includes this prospectus effective.

                                TABLE OF CONTENTS


                                                                            Page

About This Prospectus.....................................................     1
Forward-Looking Statements................................................     1
About Wire One............................................................     2
Risk Factors..............................................................     3
Use of Proceeds...........................................................     9
Plan of Distribution......................................................     9
General Description of Securities.........................................    10
Description of Common Stock...............................................    10
Description of Preferred Stock............................................    11
Description of Warrants...................................................    12
Experts...................................................................    14
Legal Matters.............................................................    14
Where You Can Find More Information.......................................    14
Incorporation of Certain Documents by Reference...........................    14

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                              ABOUT THIS PROSPECTUS


     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock and warrants from time to time in one or more offerings up to an aggregate public offering price of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."



                           FORWARD-LOOKING STATEMENTS


     This prospectus and the documents incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may", "will", "expects", "plans", "anticipates", "estimates", "potential", or "continue" or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus and in the incorporated documents are reasonable, we cannot assure you that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth herein and for the reasons described elsewhere in this prospectus. These factors, risks and uncertainties include market acceptance and availability of new products and services; the nonexclusive and terminable-at-will nature of our reseller agreements with manufacturers; rapid technological change affecting products and services; the impact of competitive products and services, as well as competition from other resellers and service providers; possible delays in the shipment of new products; and the availability of sufficient financial resources to enable us to expand our operations. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

                                 ABOUT WIRE ONE

      Wire One is a leading full-service provider of a complete range of video communications solutions, including Glowpoint, a subscription-based service providing customers with broadband access to a two-way video communications network utilizing a dedicated internet protocol ("IP") backbone. We provide customers with a single point of contact for all of their video communications requirements, including consultation, procurement, integration and operation of their video communications systems. We offer our customers video communications products from leading manufacturers such as PictureTel Corporation, Polycom, Inc., RADVision Ltd., Sony Electronics, Inc. and VCON Telecommunications, Ltd. and provide a comprehensive suite of video and data services including bridging, on-site technical assistance, customized training, engineering and maintenance. Our current customer base includes over 2,500 companies with approximately 14,000 videoconferencing endpoints in the commercial, federal and state government, medical and education marketplaces nationwide and across the globe.

      Our Glowpoint network, which we believe is the first subscriber service for video communications over IP, provides customers with a high-quality platform for video communications and related applications. The Glowpoint service offers subscribers substantially reduced transmission costs and superior video communications quality, remote management of all videoconferencing endpoints utilizing simple network management protocol, gateway services to ISDN standards-based video communications equipment, video streaming and store-and-forward applications from our network operations center. Leading IP video communications and video networking equipment suppliers, including Cisco Systems, Inc., PictureTel, Polycom, RADVision and VCON, have already announced that their products will be compatible with Glowpoint.

      We also offer voice communications products manufactured by, among others, Lucent Technologies, Inc. and Panasonic Communications and Systems Company, including digital key and hybrid telephone systems and PBX telephone systems. We also distribute data products from companies such as Adtran, Lucent, Madge Networks N.V. and RADVision to provide our customers with remote access into LANs, permitting them to acquire bandwidth on demand and to digitally transmit data.

      Wire One is a Delaware corporation that was formed in May 2000 by the merger of All Communications Corporation ("ACC"), a value-added integrator of video, voice and network communications solutions since 1991, into View Tech, Inc. ("VTI"), a provider of video, voice and data communications equipment and services since 1992. Our corporate offices are located at 225 Long Avenue, Hillside, New Jersey 07205. Our telephone number at that location is (973) 282-2000.

                                  RISK FACTORS


     You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before deciding whether to invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose part or all of your investment.

Risks Relating to Our Business

We Have Incurred Significant Losses. We May Continue to Incur Losses and We May Never Achieve and Sustain Profitability.

     During the year ended December 31, 2000 and for the six-month period ended June 30, 2001, we have incurred significant operating losses and negative cash flows from operating activities. We expect to continue to make significant expenditures in connection with expanding and adapting our national network infrastructure and support services. We may continue to experience losses in future periods. There is no guarantee that Wire One will achieve revenue growth or profitability or generate positive cash flow on a quarterly or annual basis in the future, or at all.

We Depend upon Suppliers and Have Limited Sources of Supply for Certain Products and Services.

     We rely on other companies to supply some key products and services that we sell and some components of our network infrastructure. Some of the products and services that we resell, and certain components that we require for our network, are available only from limited sources. We could be adversely affected if such sources were to become unavailable to us on commercially reasonable terms. We cannot assure you that, on an ongoing basis, we will be able to obtain third-party products and services cost-effectively and on the scale and within the timeframes we require, or at all. Failure to obtain or to continue to make use of such third-party products and services would have a material adverse effect on our business, financial condition and results of operations.

Our Future Success Is Dependent on the Continued Employment of Richard Reiss.

     Wire One's success will be highly dependent on the experience and continued employment of Richard Reiss, our chairman of the board, chief executive officer and president, the loss of whose services would have a material adverse effect on our business. We have entered into an employment agreement with Mr. Reiss, which agreement expires on December 31, 2003.

The Loss of Our Professionals Would Make It Difficult to Complete Existing Projects, Which Could Adversely Affect Our Businesses and Results of Operations.

     Our business is labor-intensive, and our success depends on identifying, hiring, training and retaining professionals. If a significant number of our current employees or any of our senior managers or key project managers leave, we may be unable to complete or retain existing projects.

We Depend upon Our Network and Facilities Infrastructure.

     Our success depends upon our ability to implement, expand and adapt our national network infrastructure and support services to accommodate an increasing amount of video traffic and evolving customer requirements at an acceptable cost. This has required and will continue to require that we enter into agreements with providers of infrastructure capacity, equipment, facilities and support services on an ongoing basis. We cannot assure you that any of these agreements can be obtained on terms and conditions satisfactory to us. We also anticipate that future expansions and adaptations of our network infrastructure facilities may be necessary in order to respond to growth in the number of customers served.

Our Network Could Fail, Which Could Negatively Impact Our Revenues.

     Our success depends upon our ability to deliver reliable, high-speed access to our partners' data centers and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network and facilities, and other networks and facilities providing services to us, are vulnerable to damage, unauthorized access, or cessation of operations from human error and tampering, breaches of security, fires, earthquakes, severe storms, power losses, telecommunications failures, software defects, intentional acts of vandalism including computer viruses, and similar events, particularly if the events occur within a high traffic location of the network or at one of our data centers. The occurrence of a natural disaster or other unanticipated problems at the network operations center, key sites at which we locate routers, switches and other computer equipment that make up the backbone of our network infrastructure, or at one or more of our partners' data centers, could substantially and adversely impact our business. We cannot assure you that we will not experience failures or shutdowns relating to individual facilities or even catastrophic failure of the entire network. Any damage to or failure of our systems or service providers could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our business.

We May Be Unable to Implement Our Acquisition Growth Strategy, Which Could Harm Our Business and Competitive Position in the Industry.

     Our business strategy includes making strategic acquisitions of other videoconferencing companies. Our continued growth will depend on our ability to identify and acquire companies that complement or enhance our business on acceptable terms. We may not be able to identify or complete future acquisitions or realize the anticipated results of future acquisitions. Some of the risks that we may encounter in implementing our acquisition growth strategy include:

o expenses and difficulties in identifying potential targets and the costs associated with incomplete acquisitions;

o higher prices for acquired companies because of greater competition for attractive acquisition targets;

o expenses, delays and difficulties of integrating the acquired company into our existing organization;

o greater impact of the goodwill of acquired companies on our results of operations because pooling of interests accounting for acquisitions is no longer available;

o ability of management to improve our operational and financial systems, procedures and controls and expand, train, retain and manage our employee base;

o    competition for qualified professionals;

o possible dilution of existing stockholders if we sell stock to the public to raise cash for acquisitions;

o    diversion of management's attention;

o    expenses of amortizing the acquired companies' intangible assets; and

o expense of any undisclosed or potential legal liabilities of the acquired company.

     If realized, any of these risks could have a material adverse effect on our business, results of operations, financial condition and cash flows.


We May Need To Obtain Additional Financing And We Cannot Be Certain That Additional Financing Will Be Available When Needed Or On Terms Favorable To Us Or Our Stockholders.

     Our future capital requirements will depend on many factors, including but not limited to:

o    market acceptance of Glowpoint;

o promotion and marketing expenditures required to maintain a competitive position in the marketplace;

o    investments in new technology and improvements of existing technology; and

o the response of competitors to our introduction of Glowpoint and other new products and services.

     We believe that our existing cash balances and funds generated from operations will provide us with sufficient funds to finance our operations for approximately the next 12 months. To the extent that existing resources are insufficient to fund our activities over the long-term, we may need to raise additional funds through equity or debt financing or from other sources. The sale of equity or convertible debt may result in dilution to our stockholders. To the extent that we rely upon debt financing, we will incur the obligation to repay the funds borrowed with interest and may become subject to covenants and terms that restrict our operating flexibility. We cannot assure you additional equity or debt financing will be available or that, if available, it will be on terms favorable to us or our stockholders. Failure to obtain necessary financing could have a material adverse effect on our business, financial condition or results of operations.


We May Be Unable To Adequately Protect Our Intellectual Property Rights.

     Our success depends on our ability to protect the intellectual property imbedded into our proprietary network architecture. If we do not adequately protect our intellectual property, our customers, network infrastructure providers or competitors could use the intellectual property we have developed to enhance their products and services to our detriment, and may develop and offer competing solutions to the marketplace. We rely on a combination of trade secret laws, confidentiality agreements and other contractual provisions to protect our intellectual property rights, but these legal measures provide only limited protection. Currently, we have no patents or patent applications pending.


Third Parties May Claim That We Have Breached Their Intellectual Property Rights, Which Could Result In Significant Additional Costs Or Prevent Us From Providing All Of Our Services.

     Third parties may bring claims of copyright or trademark infringement, patent violation or misappropriation of creative ideas or formats against us with respect to content that we distribute or our technology or marketing techniques and terminology. Claims of this kind, even if without merit, could be time-consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements or prevent us from distributing certain content or utilizing important technologies, ideas or formats.

A Decrease in the Number and/or Size of Our Projects May Cause Our Results to Fall Short of Investors' Expectations and Adversely Affect the Price of Our Common Stock.

     If the number or average size of our projects decreases in any quarter, then our revenues and operating results may also decrease. If our operating results (including the growth of our Glowpoint network) fall short of investors' expectations, the trading price of our common stock could decrease materially, even if the quarterly results do not represent any longer-term problems.

We Will Be Subject to The Risks Associated with the Conduct of Business in Foreign Markets, Including Increased Credit Risks, Trade Restrictions, Export Duties and Tariffs and Fluctuations in Exchange Rates of Foreign Currency, any of Which Could Have a Material Adverse Effect on Our Operating Margins and Results Of Operations.

     In 2000, approximately 4% of our revenues was derived from sales to foreign markets and we expect that a portion of our revenues will continue to be derived from sales to foreign markets in the future. Accordingly, we will be subject to all of the risks associated with foreign trade, which could have a material adverse effect on our operating margins and results of operations. These risks include:

o    shipping delays;

o    increased credit risks;

o    trade restrictions;

o    export duties and tariffs; and

o    international, political, regulatory and economic developments.

     We intend to expand our sales and marketing activities to foreign markets by, among other ways, seeking to establish relationships with foreign governmental agencies that typically operate telecommunications networks. To the extent that we are able to successfully expand sales of our products to foreign markets, we will become increasingly subject to foreign political and economic factors beyond our control, including governmentally imposed moratoriums on new business development as a result of budgetary constraints or otherwise, which could have a materially adverse effect on the our business. We also anticipate that the expansion of foreign operations will require us to devote significant resources to system installation, training and service.

Risks Related to Our Industry

Our Success is Highly Dependent on the Evolution of Our Overall Market.

     The market for videoconferencing services is evolving rapidly. Although certain industry analysts project significant growth for this market, their projections may not be realized. Our future growth, if any, will depend on the continued trend of businesses to migrate to IP (H.323) based standards. There can be no assurance that the market for our services will grow, that our services will be adopted, or that businesses will use IP (H.323) based videoconferencing equipment or our new IP subscriber network. If we are unable to react quickly to changes in the market, if the market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, then we are unlikely to become or remain profitable.

We Compete in a Highly Competitive Market and Many of Our Competitors Have Greater Financial Resources and Established Relationships with Major Corporate Customers.

     The video communications industry is highly competitive. We compete with manufacturers of video communications equipment, which include PictureTel, VTELCorporation and Lucent Technologies, and their networks of dealers and distributors, telecommunications carriers and other large corporations, as well as other independent distributors. Other telecommunications carriers and other corporations that have entered into the video communications market include AT&T, MCI WorldCom, some of the Regional Bell Operating Companies ("RBOC's"), and Sony Corporation. Many of these organizations have substantially greater financial and other resources than Wire One, furnish many of the same products and services provided by Wire One, and have established relationships with major corporate customers that have policies of purchasing directly from them. We believe that as the demand for video communications systems continues to increase, additional competitors, many of which may have greater resources than Wire One, may continue to enter the video communications market.


Our Failure To Keep Pace With Rapid Change In The Video Communications Industry Could Have A Material Adverse Effect On Our Business, Financial Condition or Results Of Operations.

     The video communications industry is characterized by rapid change and frequent new product introductions. Our future success will depend in part on our ability to anticipate and to respond to changes in industry standards and advances in new technologies. We expect to update features and functions of Glowpoint. However, there can be no assurance that we will be able to introduce or integrate these new features and functions of our Glowpoint network in a timely manner consistent with the market opportunity or that, once introduced, these services will gain the market acceptance we expect. Delays in the introduction of new features and functions for Glowpoint or other new technologies could have a material adverse affect on our business, financial condition and results of operations.


Government Regulation Of Video Communications May Impact Our Business By Directly Or Indirectly Increasing Our Costs.

     We offer video communications services, in part, through data transmission over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wireline communications. We currently are not subject to direct regulation by the Federal Communications Commission ("FCC") or any other governmental agency, other than regulations applicable to businesses generally.

     In the future, however, we could become subject to regulations by the FCC or other regulatory agencies as a provider of basic telecommunications services. Changes in the regulatory environment relating to the application of access charges and other regulatory changes that directly or indirectly affect costs imposed on telecommunications providers or increase the likelihood or scope of competition, could harm our business, financial condition or results of operations.


Risks Related to Our Stock

Potential for Adverse Effect on Stock Price from Shares Eligible for Future Sale

     Future sales of substantial amounts of our common stock in the public market, including the shares covered by this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock. As of September 7, 2001, we had outstanding 24,100,408 shares of common stock, plus 10,747,468 shares of common stock reserved for issuance upon the exercise of outstanding options and warrants, of which options and warrants to acquire 7,995,603 shares of common stock are currently exercisable. Substantially all of the outstanding shares of our common stock are either freely salable or salable subject to certain volume restrictions and manner of sale restrictions pursuant to Rule 144 of the Securities Act.

We May Issue Additional Shares and Dilute Your Ownership Percentage.

     Some events over which you have no control could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in Wire One. We may issue additional shares of common stock or preferred stock:

o    to raise additional capital or finance acquisitions,

o upon the exercise or conversion of outstanding options, warrants and shares of convertible preferred stock, and/or

     As of September 7, 2001, there were outstanding warrants to acquire an aggregate of 3,717,938 shares of our common stock. Some of these warrants, unlike the common stock, provide for anti-dilution protection upon the issuances of stock below the exercise price of such warrants. If such a dilution event occurs, the number of shares of common stock that may be acquired upon conversion or exercise would increase resulting in dilution for holders of common stock.

Our Stock Price May Be Volatile Due to Factors Outside of Our Control.

     Our stock price could fluctuate due to the following factors, among others:

o Announcements of operating results and business conditions by our customers;

o Announcements by our competitors relating to new customers or technological innovations or new services;

o Economic developments in the telecommunications or multimedia industries as a whole;

o Political and economic developments in countries in which we have operations; and

o    General market conditions.

Our Anti-Takeover Defense Provisions May Deter Potential Acquirors and May Depress our Stock Price.

     Our certificate of incorporation and bylaws contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Wire One. These provisions provide for a classified board of directors and allow us to issue preferred stock with rights senior to those of our common stock and impose various procedural and other requirements that could make it more difficult for Wire One stockholders to effect corporate actions. In addition, Section 203 of the Delaware General Corporation Law has the effect of restricting combinations between our company and certain of our stockholders without the approval of our board of directors.

                                 USE OF PROCEEDS

     Each time we sell our securities, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from each offering.

     In general, we intend to use the net proceeds from the sale of our securities for working capital and general corporate purposes. General corporate purposes may include capital expenditures, sales and marketing, investments in technology, acquisitions and any other purpose that we may specify in any prospectus supplement. We have not determined the amount of net proceeds to be used for any specific purpose. The amount actually extended for each purpose may vary significantly depending on numerous factors, including the amount and timing of the proceeds of this offering, market acceptance of Glowpoint, technological advances, and the availability of suitable acquisition candidates.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus in various ways, including through agents, through underwriters, through dealers and directly to one or more other purchasers.

     We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

     Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the Nasdaq National Market or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the Nasdaq National Market, subject to notice of issuance.

     Each issue of preferred stock and warrants will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities will make a market in these securities. If a market in the preferred stock or warrants is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

     In order to facilitate the offering of the securities offered under this prospectus, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Any person participating in the distribution of the securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

     Agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                        GENERAL DESCRIPTION OF SECURITIES

     We may offer under this prospectus shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or as units consisting of one or more securities. The aggregate offering price of securities offered by us under this prospectus will not exceed $30,000,000. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

     This section describes the general terms and provisions of the securities. The applicable prospectus supplement will describe the specific terms of the securities offered through that prospectus supplement as well as any of the general terms described below that will not be applicable to the securities offered.

                           DESCRIPTION OF COMMON STOCK

     We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share. At the close of business on September 7, 2001 there were 24,100,408 shares of our common stock outstanding. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders, including the election of directors. Subject to the rights of any then outstanding shares of preferred stock, holders of common stock are entitled to dividends that the board of directors may declare. The decision to declare dividends is made by the board of directors in its sole discretion, but the board of directors may declare dividends only if there are funds legally available to pay for the dividends. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of common stock have no preemptive rights to purchase shares of our stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any other securities of Wire One.

     American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Our common stock is traded on the Nasdaq National Market under the symbol "WONE". Our intention to list for trading other securities that are issued under this prospectus will be described in the appropriate prospectus supplement.

                         DESCRIPTION OF PREFERRED STOCK

     Pursuant to our Certificate of Incorporation, as amended, the board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock. The board of directors may issue this stock in one or more series and may fix the rights, preferences, privileges and restrictions of this stock. Some of the rights and preferences that the board of directors may designate include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The board of directors may determine the number of shares constituting any series or the designation of such series. Any or all of the rights and preferences selected by the board of directors may be greater than the rights of the common stock.

     The applicable prospectus supplement will set forth the number of shares, particular designation, relative rights and preferences and the limitations of any series of preferred stock in respect of which this prospectus is delivered. The particular terms of any such series will include the following:

o the maximum number of shares to constitute the series and the designation of such series;

o the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether dividends will be cumulative and whether such dividends shall be paid in cash, shares of common stock or otherwise;

o whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

o    the liquidation preference, if any, applicable to shares of the series;

o whether the shares of the series will be subject to operation of a retirement or sinking fund and if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

o the terms and conditions, if any, on which the share of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of Wire One or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion of exchange and the method, if any, of adjusting the same;

o    the voting rights, if any, of the shares of the series;

o the procedures for any auction and remarketing, if any, for the preferred stock;

o a discussion of United States federal income tax considerations applicable to the preferred stock;

o the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

o    any listing of the shares of the series on a securities exchange; and

o any other preferences and relative, participating, optional or other rights or qualifications, limitations or restrictions.

     The summary in this prospectus or any prospectus supplement is not complete. For a complete description, you should refer to the certificates of designation establishing a particular series of preferred stock, which will be filed with the Securities and Exchange Commission in connection with the offering of the preferred stock.

                           DESCRIPTION OF THE WARRANTS

     We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants. The warrant agreements will be filed with the SEC in connection with the offering of the specific warrants.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

o    the title of the warrants;

o the securities (which may include shares of common stock or preferred stock) for which the warrants are exercisable;

o the number of shares of common stock or preferred stock for which each warrant is exercisable;

o the exercise price for the warrants, including any changes to or adjustments in the exercise price;

o if applicable, the designation and terms of the series of preferred stock with which the warrants are issued;

o the number of warrants issued with each share of common stock or preferred stock;

o if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

o    any listing of the warrants on a securities exchange;

o the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

o the minimum or maximum amount of the warrants which may be exercised at any one time;

o    information with respect to book-entry procedures; if any;

o if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

o any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                                     EXPERTS

     The audited consolidated financial statements of Wire One incorporated by reference in this prospectus to Wire One's annual report on Form 10-K for the year ended December 31, 2000 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS


     Legal matters with respect to the validity of the securities offered hereby is being passed upon by Morrison & Foerster LLP, New York, New York.


                       WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. The registration statement, including exhibits, may be inspected without charge at the principal office of the Securities and Exchange Commission in Washington, D.C. and copies of all or any part of which may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained as prescribed rates by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith we are required to file annual and quarterly reports, proxy statements and other information with the Commission. These reports, proxy statements and other information are available for inspection and copying at the Commission's public reference rooms and the Commission's website referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission requires us to "incorporate" into this prospectus information that we file with the Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the Commission in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference our documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d)
of the Securities Exchange Act of 1934, as amended, prior to the sale of all shares covered by this prospectus:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     2. Our Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders, as supplemented;

     3. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001; and

     4. Our Current Report on Form 8-K filed with the Commission on August 1, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           Wire One Technologies Inc.
                                 225 Long Avenue
                           Hillside, New Jersey 07205
                         Attention: Kate McCrary Shuster
                            Telephone: (973) 282-2000

                                   $30,000,000


                                 [Wire One Logo]



                                  Common Stock
                                 Preferred Stock
                                    Warrants

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee...............................               $  7,500
Accounting fees and expenses.......................                  5,000
Legal fees and expenses............................                 20,000
Printing costs.....................................                  3,000
Miscellaneous......................................                  4,500
                                                                 ----------
         Total.....................................               $ 40,000

Item 15.  Indemnification of Directors and Officers

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL. Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

Item 16.  Exhibits

Exhibit
Number       Description
------       -----------
3.1          Amended and Restated Certificate of Incorporation.(1)
3.2          Certificate of Amendment of View Tech, Inc. changing its name to Wire One Technologies, Inc. (2)
3.3          Amended and Restated Bylaws.(1)
5.1          Opinion of Morrison & Foerster LLP as to the legality of the securities.(3)
23.1         Consent of BDO Seidman, LLP.(3)
23.2         Consent of Morrison & Foerster LLP. (included in their opinion filed as Exhibit 5.1)
24.1         Power of Attorney (included in the signature page contained in Part II of the Registration Statement).

(1) Filed as an appendix to View Tech Inc.'s Registration Statement on Form S-4 (File No. 333-95145) and incorporated herein by reference.

(2) Filed as an exhibit to Wire One Technologies, Inc.'s Registration Statement on Form S-1 (Registration No. 333-42518), and incorporated herein by reference.

(3)  Filed herewith.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes the following:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Wire One has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wire One will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 14, 2001.

                                   WIRE ONE TECHNOLOGIES, INC.


                                   By:    /s/ Richard Reiss
                                          Richard Reiss
                                          Chairman, President and Chief
                                          Executive Officer


                                POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Richard Reiss and Jonathan Birkhahn, and each of them, as his true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf this Registration Statement on Form S-3 in connection with the offering of common stock by the registrant and to execute any amendments thereto (including post-effective amendments), including a registration statement filed pursuant to Rule 462(b), or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, and each of them, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, jointly or severally, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 14, 2001.

Signature                                      Title
---------                                      -----

/s/ Richard Reiss                              Chairman, President and Chief Executive Officer
Richard Reiss                                  (Principal Executive Officer)

/s/ Christopher Zigmont                        Chief Financial Officer
Christopher Zigmont                            (Principal Financial and Accounting Officer)

/s/ Leo Flotron                                Chief Operating Officer and Director
Leo Flotron

/s/ Jonathan Birkhahn                          Executive Vice President Business Affairs,
Jonathan Birkhahn                              General Counsel, Secretary and Director

/s/ Louis Capolino                             Director
Louis Capolino

Signature                                      Title
---------                                      -----

/s/ James Kuster                               Director
James Kuster

/s/ Dean Hiltzik                               Director
Dean Hiltzik

/s/ Peter N. Maluso                            Director
Peter N. Maluso